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                                                                   EXHIBIT 21.01


                              LIST OF SUBSIDIARIES

 1.    Crescent Real Estate Equities, Ltd., a Delaware corporation

 2. Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership

 3.    CRE Management I Corp., a Delaware corporation

 4.    CRE Management II Corp., a Delaware corporation

 5.    CRE Management III Corp., a Delaware corporation

 6.    CRE Management IV Corp., a Delaware corporation

 7.    CRE Management V Corp., a Delaware corporation

 8.    CRE Management VI Corp., a Delaware corporation

 9.    CRE Management VII Corp., a Delaware corporation

10.    Crescent Real Estate Funding I, L.P., a Delaware limited partnership

11.    Crescent Real Estate Funding II, L.P., a Delaware limited partnership

12.    Crescent Real Estate Funding III, L.P., a Delaware limited partnership

13.    Crescent Real Estate Funding IV, L.P., a Delaware limited partnership

14.    Crescent Real Estate Funding V, L.P., a Delaware limited partnership

15.    Crescent Real Estate Funding VI, L.P., a Delaware limited partnership

16.    Crescent Real Estate Funding VII, L.P., a Delaware limited partnership

17.    Crescent Entertainment Company, L.P., a Texas limited partnership

18. Crescent Entertainment Management L.L.C., a Texas limited liability company

19.    CEC Management, L.L.C., a Texas limited liability company

20.    Crescent Duddlesten Hotel Partnership, L.P., a Texas limited partnership

21.    CresCal Properties, L.P., a Delaware limited partnership

22.    CresCal Properties, Inc., a Delaware corporation

23.    Woodlands Office Equities - '95 Limited, a Texas limited partnership

24.    Woodlands Retail Equities - '96 Limited, a Texas limited partnership

25.    CresWood Development, L.L.C. - a Texas limited liability company

26.    301 Congress Avenue, L.P., a Delaware limited partnership

27.    Crescent/301, LLC, a Delaware limited liability company

28.    Crescent Commercial Realty Corp., a Delaware corporation




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29.    Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership

30.    CresTex Development L.L.C., a Delaware limited liability company

31.    G/C Waterside Associates LLC, a Texas limited liability company

32.    Crescent 1717 Main, L.L.C., a Texas limited liability company

33.    Crescent E&M, L.L.C., a Texas limited liability company

34.    Crescent Ervay & Main, L.P., a Texas limited partnership

35.    Main Street Partners, L.P., a Texas limited partnership

36.    Spectrum Mortgage Associates, L.P., a Delaware limited partnership

37.    Crescent Washington Harbour, LLC, a Delaware limited partnership